Exhibit 99.1

Signature Page

KKR TFO Partners L.P.
By: KKR Associates TFO L.P., its general partner
By: KKR TFO GP Limited, its general partner
11/18/2024
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact for Jeffrey Van Horn, Vice President
11/18/2024
KKR ASSOCIATES TFO L.P.
By: KKR TFO GP Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact for Jeffrey Van Horn, Vice President
11/18/2024
KKR TFO GP LIMITED

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact for Jeffrey Van Horn, Vice President
11/18/2024
KKR CUSTOM EQUITY OPPORTUNITIES FUND L.P.
By: KKR Associates Custom Equity Opportunities L.P., its general partner
By: KKR Custom Equity Opportunities Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary
11/18/2024
KKR ASSOCIATES CUSTOM EQUITY OPPORTUNITIES L.P.
By: KKR Custom Equity Opportunities Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR CUSTOM EQUITY OPPORTUNITIES LIMITED	11/18/2024

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR-MILTON STRATEGIC PARTNERS L.P.	11/18/2024

By: KKR Associates Milton Strategic L.P., its general partner
By: KKR Milton Strategic Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary
11/18/2024
KKR ASSOCIATES MILTON STRATEGIC L.P.
By: KKR Milton Strategic Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary
11/18/2024
KKR MILTON STRATEGIC LIMITED

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary
11/18/2024
KKR Financial Management LLC

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary